Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------


August 27, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Beta Music Group, Inc.

Dear Sirs:

We were previously the principal auditors for Beta Music Group, Inc. and we reported on the financial statements of Beta Music Group, Inc. for the period from inception, July 5 2006 to June 30, 2009. We have read Beta Music Group's statements under Item 4 of its Form 8-K, dated August 27, 2009, and we agree with such statements.

For the most recent fiscal period through to August 27, 2009, there have been no disagreements between Beta Music Group, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.


Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada

            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501

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